Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Carter Hicks	Kristin Mattson
CFO	Senior Public Relations Specialist
Digital River, Inc.	Digital River, Inc.
952-253-8406	952-253-8395
investorrelations@digitalriver.com	kmattson@digitalriver.com

DIGITAL RIVER INCREASES FIRST QUARTER REVENUE AND
EARNINGS EXPECTATIONS

MINNEAPOLIS, March 17, 2005 – Digital River, Inc. (NASDAQ: DRIV), a global leader in e-commerce outsourcing, today announced revised revenue and earnings per share expectations. For the first quarter ending March 31, 2005, Digital River expects the following:

•                  Revenue of approximately $53.5 million, up from the company’s previous guidance of $48.5 million.

•                  GAAP diluted earnings per share of $0.33, up from the company’s previous guidance of $0.30.

•                  Pro forma diluted earnings per share, before the amortization of acquisition-related costs, non-cash taxes and the effects of EITF 04-08, of $0.50, up from the company’s previous guidance of $0.40.

A reconciliation of the GAAP and pro forma data, designed to provide clarity on the 2005 first quarter expected earnings, has been provided below in table form. These EPS expectations do not include any impact related to the expensing of stock options under the Financial Accounting Standards Board’s Statement 123R, which is effective for quarters beginning after June 15, 2005. Expensing of stock options would increase expenses and affect tax rates.  Additional details about Digital River’s financial results for the first quarter and financial guidance for the second quarter and full fiscal year will be released in conjunction with the company’s regularly scheduled quarterly earnings conference call. The time and date of the company’s first quarter earnings call will be announced in early April 2005.

Q1 2005 Expectation
Reconciliation of GAAP and Pro Forma Data:
Expected GAAP diluted earnings per share	$0.33
Expected impact of amortization of acquisition-related costs	0.06
Expected impact of non-cash taxes	0.09
Expected impact of EITF 04-08	0.02
Expected pro forma diluted earnings per share	$0.50

About Digital River, Inc.

Digital River, Inc., a global leader in e-commerce outsourcing, builds and manages online businesses for more than 40,000 software publishers, manufacturers, distributors and online retailers. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud prevention, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices in major U.S. and European cities. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s anticipated future growth and financial performance as well as statements containing the words “anticipates” or “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company’s limited operating history and variability of operating results; competition in the e-commerce market; and other risk factors referenced in the Company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K  filed on March 16, 2005, for the year ended Dec. 31, 2004.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

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